CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in each Prospectus and "Reports to Shareholders", "Independent Auditors" and "Financial Statements" in the Statement of Additional Information in Post-Effective Amendment Number 32 to the Registration Statement (Form N-1A No. 2-88566) of Neuberger Berman Advisers Management Trust, and to the incorporation by reference of our reports dated January 28, 2000 on Neuberger Berman Advisers Management Trust (comprised of, respectively, the Balanced Portfolio, Growth Portfolio, Guardian Portfolio, Limited Maturity Bond Portfolio, Liquid Asset Portfolio, Mid-Cap Growth Portfolio, Partners Portfolio and Socially Responsive Portfolio), and on Advisers Managers Trust (comprised of, respectively, AMT Balanced Investments, AMT Growth Investments, AMT Guardian Investments, AMT Limited Maturity Bond Investments, AMT Liquid Asset Investments, AMT Mid-Cap Growth Investments, AMT Partners Investments and AMT Socially Responsive Investments), included in the 1999 Annual Report to Shareholders of Neuberger Berman Advisers Management Trust.


                                          ERNST & YOUNG LLP

Boston, Massachusetts
April 25, 2000